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                                                                    Exhibit 99.2

Pro Forma Financial Information.

On November 3, 2003, we acquired, through our acquisition subsidiary, DAS Business LLC, certain assets and liabilities of the dispute advisory services, or DAS, business of KPMG LLP, a U.S. accounting and tax firm, in exchange for $89.125 million in cash. We also incurred acquisition-related expenses of about $1.0 million, and we incurred a liability due to KPMG primarily for computer equipment KPMG purchased on our behalf. The dispute advisory services business assists clients in the analysis and resolution of all phases of complex disputes in a variety of forums, including litigation, arbitration, mediation and other forms of dispute resolution. We primarily acquired client backlog, goodwill and a nominal amount of computer equipment. We did not acquire the accounts receivable or any other working capital related to KPMG's DAS business. Accordingly, we will be required to fund the initial operations of the acquired DAS business out of our existing cash balances or our revolving line of credit until we begin to receive sufficient cash collections from billing and collection efforts for services provided.

KPMG, LLP has a fiscal year end of September 30, while we have a fiscal year end of December 31. The accompanying unaudited pro forma combined statements of income for the year ended December 31, 2002 and the nine months ended September 30, 2003 give effect to the acquisition of the DAS business as if the acquisition had occurred on January 1, 2002. The pro forma combined statement of income for the year ended December 31, 2002 includes our historical results of operations for the year ended December 31, 2002 combined with the historical revenues and expenses directly related to the DAS business for its fiscal year ended September 30, 2003. The pro forma combined statement of income for the nine months ended September 30, 2003 includes our historical results of operations for the nine months ended September 30, 2003 combined with the unaudited operating revenues and expenses directly related to the DAS business for the nine months ended September 30, 2003.

It was not practicable for us to obtain the historical operating revenues and direct expenses of DAS for the year ended September 30, 2002. In addition, because a large portion of the former DAS partners and employees were hired by DAS in May 2002, the operating results of DAS for the year ended September 30, 2002 would have been substantially different than the operating results of the business we acquired. Accordingly, we believe we have presented a more meaningful pro forma presentation of our historical results of operations by combining our historical statement of income for the year ended December 31, 2002 with the DAS statement of revenues and direct expenses for the year ended September 30, 2003.

The DAS business was not a separate reporting unit of KPMG. Accordingly, separate complete historical financial statements for KPMG's DAS business are not available and, in management's opinion, the preparation of complete separate financial statements for the DAS business would require arbitrary allocations of expenses that would not be meaningful. The DAS statement of revenues and direct costs associated with the business acquired, presented in our pro forma statements of income, includes revenues from the book-of-business of the 24 partners and 3 directors who joined FTI, direct expenses including billable professional employees compensation and benefits of personnel joining FTI, reimbursable and subcontractor costs and some practice related costs. Practice related costs consist principally of non-reimbursable costs, bad debt expense, administrative support, and depreciation.

The direct expenses of DAS do not include an allocation of KPMG firm wide expenses, such as rent, insurance, national marketing, data processing, accounting, the cost of national support offices and other similar corporate expenses. The DAS business could not operate on a stand-alone basis without incurring some or all of these expenses. As a result, the unaudited pro forma combined statements of income are not indicative of what the actual results would have been had the DAS acquisition been

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completed on the date indicated nor do they purport to indicate the results of our future operations or the future operations of the DAS business.

The accompanying unaudited pro forma combined balance sheet and statement of net assets acquired at September 30, 2003 gives effect to the acquisition of DAS as if the acquisition had occurred on September 30, 2003. We will allocate the cost of the acquisition of the DAS assets to identifiable assets and liabilities based on their estimated relative fair values. We have not completed our allocation process, and therefore the allocation of the purchase price for the DAS assets included in the accompanying pro forma combined financial statements is preliminary. We are performing a valuation of the intangible assets that we acquired from DAS. The estimated valuation of these intangible assets for purposes of preparing the accompanying unaudited pro form a combined financial statements is based on the data that we have developed to date, and we will complete our valuation in 2004. The final purchase price allocation is not expected to vary significantly from the preliminary allocation included in the accompanying unaudited pro forma combined financial statements.

The pro forma adjustments are described in the accompanying notes and are based upon available information and various assumptions that management believes are reasonable. These adjustments give effect to events directly attributable to the acquisition and do not reflect any restructuring or integration costs, or any potential cost savings or other synergies that management expects to realize as a result of the transaction. The unaudited pro forma combined financial statements do not purport to represent what our financial position and results of operations would have actually been had the acquisition occurred on the dates indicated, and as previously stated, cannot be considered indicative of actual results because the DAS information is not complete. You should read the unaudited pro forma combined financial statements in conjunction with our historical consolidated financial statements and notes contained in our annual report on Form 10-K for the year ended December 31, 2002 and our subsequent quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003. You should also read the historical financial statements of DAS, which are included elsewhere in this Form 8-K/A.

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          Unaudited Pro Forma Condensed Combined Statements of Income

                                                                               Year Ended December 31, 2002
                                                                ----------------------------------------------------------
                                                                Historical  Historical             Pro Forma     Pro Forma
                                                                   FTI         DAS(2)   Subtotal  Adjustments      Total
                                                                ----------  ----------  --------  -----------    ---------
                                                                                        (in thousands)
Revenues                                                        $ 224,113   $  73,999   $298,112  $      --      $298,112
                                                                ---------   ---------   --------  ---------      --------

Operating expenses
   Direct cost of revenues/(1)/                                   108,104      36,302    144,406      1,536 (a)   145,942
   Selling, general and administrative expense/(1)/                51,647       4,676     56,323         32 (b)    56,355
   Amortization of other intangible assets                          1,033          --      1,033      2,000 (c)     3,033
                                                                ---------   ---------   --------  ---------      --------
                                                                  160,784      40,978    201,762      3,568       205,330
                                                                ---------   ---------   --------  ---------      --------

Operating income/(1)/                                              63,329      33,021     96,350     (3,568)       92,782

Interest expense, net                                              (4,717)         --     (4,717)        --        (4,717)
                                                                ---------   ---------   --------  ---------      --------

Income from continuing operations before income taxes/(1)/         58,612      33,021     91,633     (3,568)       88,065

Income taxes/(1)/                                                  23,704          --     23,704     11,911 (d)    35,615
                                                                ---------   ---------   --------  ---------      --------

Income from continuing operations/(1)/                          $  34,908    $ 33,021   $ 67,929  $( 15,479)     $ 52,450
                                                                =========   =========   ========  =========      ========

Earnings per common share from continuing operations/(1)/
   Basic                                                        $    1.09                                        $   1.64
                                                                =========                                        ========
   Diluted                                                      $    1.02                                        $   1.53
                                                                =========                                        ========

Weighted average number of common shares outstanding
   Basic                                                           32,031                                          32,031
                                                                =========                                        ========
   Diluted                                                         34,197                                -- (e)    34,197
                                                                =========                         ==========     ========

/(1)/ The DAS business was not a separate reporting unit of KPMG and separate complete historical financial statements are not available. The information included in this statement consists of the revenue from the book-of-business of the 24 partners and 3 directors who joined FTI and direct expenses of the DAS business (compensation and benefits of the professionals and administrative personnel joining FTI, reimbursable and subcontractor costs, bad debts and some other practice related expenses), but do not include any allocation of KPMG firm wide expenses such as rent, insurance, national marketing, data processing, accounting, the cost of national support offices and other similar corporate expenses. Accordingly, these statements are not indicative nor do they purport to indicate the results of our future operations or the future operations of the DAS business.

/(2)/ Amounts for the year ended September 30, 2003.

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           Unaudited Pro Forma Condensed Combined Statements of Income

                                                                        Nine Months Ended September 30, 2003
                                                             ----------------------------------------------------------
                                                             Historical  Historical             Pro Forma     Pro Forma
                                                                FTI         DAS      Subtotal  Adjustments      Total
                                                             ----------  ----------  --------  -----------    ---------
                                                                                   (in thousands)
Revenues                                                     $279,470    $ 49,257    $328,727  $     --       $328,727
                                                             --------    --------    --------  --------       --------

Operating expenses
   Direct cost of revenues/(1)/                               126,998      26,703     153,701     1,266 (a)    154,967
   Selling, general and administrative expense/(1)/            59,119       3,477      62,596        16 (b)     62,612
   Amortization of other intangible assets                      2,325          --       2,325     1,000 (c)      3,325
                                                             --------    --------    --------  --------       --------

                                                              188,442      30,180     218,622     2,282        220,904
                                                             --------    --------    --------  --------       --------

Operating income/(1)/                                          91,028      19,077     110,105    (2,282)       107,823

Interest expense, net                                          (3,416)         --      (3,416)       --         (3,416)
                                                             --------    --------    --------  --------       --------

Income from continuing operations before income taxes/(1)/     87,612      19,077     106,689    (2,282)       104,407

Income taxes                                                   35,485          --      35,485     6,802 (d)     42,287
                                                             --------    --------    --------  --------       --------

Income from continuing operations/(1)/                       $ 52,127    $ 19,077    $ 71,204  $ (9,084)      $ 62,120
                                                             ========    ========    ========  ========       ========

Earnings per common share from continuing operations/(1)/
   Basic                                                     $   1.28                                         $   1.53
                                                             ========                                         ========
   Diluted                                                   $   1.25                                         $   1.49
                                                             ========                                         ========

Weighted average number of common shares outstanding
   Basic                                                       40,597                                           40,597
                                                             ========                                         ========
   Diluted                                                     41,806                                20 (e)     41,826
                                                             ========                          ========       ========

/(1)/ The DAS business was not a separate reporting unit of KPMG and separate complete historical financial statements are not available. The information included in this statement consists of the revenue from the book-of-business of the 24 partners and 3 directors who joined FTI and direct expenses of the DAS business (compensation and benefits of the professionals and administrative personnel joining FTI, reimbursable and subcontractor costs, bad debts and some other practice related expenses), but do not include any allocation of KPMG firm wide expenses such as rent, insurance, national marketing, data processing, accounting, the cost of national support offices and other similar corporate expenses. Accordingly, these statements are not indicative nor do they purport to indicate the results of our future operations or the future operations of the DAS business.

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Unaudited Pro Forma Combined Balance Sheet and Statement of Net Assets Acquired

                                                                              At September 30, 2003
                                                       ------------------------------------------------------------------
                                                       Historical    Historical                  Pro Forma      Pro Forma
                                                          FTI           DAS         Subtotal    Adjustments       Total
                                                       ----------    ----------     --------    -----------     ---------
                        Assets                                                   (in thousands)

 Current assets
    Cash and cash equivalents                          $  133,418    $       --    $  133,418   $ (90,125) (1) $   43,293
    Accounts receivable, net of allowance                  36,919            --        36,919          --          36,919
    Unbilled receivables, net of allowance                 21,159            --        21,159          --          21,159
    Prepaid expenses and other current assets               6,105            --         6,105          --           6,105
                                                       ----------    ----------    ----------   ---------      ----------
      Total current assets                                197,601            --       197,601     (90,125)        107,476

 Property and equipment, net                               18,188           178        18,366          48  (2)     18,414
 Goodwill                                                 298,315            --       298,315      87,120  (3)    385,435
 Other intangible assets, net                               1,742            --         1,742       3,000  (3)      4,742
 Notes receivable and other assets                         12,691            --        12,691          --          12,691
                                                       ----------    ----------    ----------   ---------      ----------
      Total assets                                     $  528,537    $      178    $  528,715   $      43      $  528,758
                                                       ==========    ==========    ==========   =========      ==========

         Liabilities and Stockholders' Equity

 Current liabilities
    Accounts payable and other current liabilities     $   35,153    $       --    $   35,153   $      --      $   35,153
    Due to seller                                              --            --            --          65  (2)         65
    Current portion of long-term debt                       9,504            --         9,504          --           9,504
    Billings in excess of services provided                18,361            --        18,361         156          18,517
                                                       ----------    ----------    ----------   ---------      ----------
      Total current liabilities                            63,018            --        63,018         221          63,239

 Long-term debt, net of current portion                    11,375            --        11,375          --          11,375
 Deferred income taxes and other liabilities               13,300            --        13,300          --          13,300

 Stockholders' equity

    Common stock                                              418            --           418           2  (4)        420
    Additional paid-in capital                            325,684            --       325,684       4,077  (4)    329,761
    Net assets acquired                                        --           178           178        (178) (5)         --
    Unearned compensation                                     (79)           --           (79)     (4,079) (4)     (4,158)
    Retained earnings                                     115,003            --       115,003          --         115,003
    Accumulated other comprehensive loss                     (182)           --          (182)         --            (182)
                                                       ----------    ----------    ----------   ---------      ----------
      Total stockholders' equity                          440,844           178       441,022        (178)        440,844
                                                       ----------    ----------    ----------   ---------      ----------
        Total liabilities and stockholders' equity     $  528,537    $      178    $  528,715   $      43      $  528,758
                                                       ==========    ==========    ==========   =========      ==========

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

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements
                (dollar amounts in tables expressed in thousands)

1.   The DAS Acquisition

On November 3, 2003, we acquired, through our acquisition subsidiary, DAS Business LLC, certain assets and liabilities of the dispute advisory services, or DAS, business of KPMG, LLP in a purchase business combination. The purchase price primarily includes cash paid at closing and the estimated acquisition-related costs. The purchase price is summarized as follows.

          Cash                                         $    89,125
          Estimated amounts due to seller                       65
          Estimated acquisition related costs                1,000
                                                       -----------
                                                       $    90,190
                                                       ===========

2.   Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

Adjustments to the unaudited pro forma condensed combined statements of income for the year ended December 31, 2002 and the nine-month period ended September 30, 2003 in connection with the DAS acquisition are presented below.

(a) Adjustment to record pro forma retirement and other benefits for the former partners and non-partner employees of DAS. Historically, partners of DAS were personally responsible for their respective fringe benefits. Therefore, the historical operating results for DAS did not include partner benefit related expenses. In addition, historical benefits expenses for former non-partner employees of DAS were charged to the business units at a rate of $5.00 per available hour per employee. The adjustment reflects an estimate of what the employee benefit compensation expense would have been under FTI's benefit plans. The adjustment also includes equity related compensation expense attributable to restricted shares of FTI common stock issued to former partners of DAS pursuant to employment arrangements we entered into at the time of the acquisition.

(b) Adjustment to record additional depreciation expense attributable to computer equipment acquired by the seller on our behalf using a remaining estimated useful life of 18 months.

(c) Adjustment to record pro forma amortization expense for the $3.0 million of estimated other intangible assets recorded when we acquired DAS. These intangible assets consist primarily of engagement backlog and will be amortized over three years.

(d)  Adjustment to record pro forma income tax expense for

     . the operations of DAS for which no taxes were provided in the historical financial statements because DAS was a component of a partnership, and

     . the estimated tax effects of pro forma adjustments, all at our combined effective income tax rate of 40.4% in 2002 and 40.5% in 2003.

(e) Adjustment to increase the diluted weighted average shares outstanding for the 205,000 restricted shares of our common stock that we issued to former partners of DAS pursuant to employment arrangements we entered into at the time of the acquisition. The issuance of these shares had an antidilutive effect on the pro forma calculation of diluted earnings per share for the year ended December 31, 2002.

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3.   Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments we made to the unaudited pro forma condensed combined balance sheet at September 30, 2003 in connection with the DAS acquisition are presented below.

(1) Adjustment to record the use of cash to purchase DAS. Upon the closing of the acquisition, we paid KPMG, LLP $89.125 million and incurred transaction costs of about $1.0 million.

(2) Adjustment to reflect estimated liability to seller in the amount of $65,000 primarily for additional computer equipment acquired by the seller on our behalf.

(3) Adjustment to record the allocation of the purchase price to goodwill and other intangible assets acquired in the transaction. The estimated purchase price of $90.2 million has been assigned to the tangible and intangible assets acquired and liabilities assumed as discussed above.

(4) Adjustment to record restricted shares of our common stock that we issued to former partners of DAS pursuant to employment arrangements we entered into at the time of the acquisition.

(5)  Adjustment to eliminate the value of net assets acquired.

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